UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       UNIVERSAL INSURANCE HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)


               DELAWARE                                65-0231984
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

    1110 W. Commercial Blvd., Suite 100, Fort Lauderdale, Florida         33309
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    (Address of principal executive offices)                          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


   Title of each class                          Name of each exchange on which
   to be so registered                          each class is to be registered
   -------------------                          ------------------------------

  Common Stock, Par Value $0.01 Per Share       The American Stock Exchange LLC



If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this form relates:
______________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of class)

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                                (Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The securities to be registered hereunder are shares of common stock, $.01 par value per share ("Shares"), of Universal Insurance Holdings, Inc. ("Company"). The Shares are currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. This Form 8-A is being filed in connection with the listing of the Shares on the American Stock Exchange LLC. A description of the Shares is contained in the prospectus constituting part of the Company's Registration Statement on Form S-1 (File No. 33-51546), declared effective by the Securities and Exchange Commission on December 14, 1992, including any amendments or reports filed for the purpose of updating such description. Such description is incorporated herein by reference.


ITEM 2. EXHIBITS.

None.


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            UNIVERSAL INSURANCE HOLDINGS, INC.



                                            By:   /s/ Bradley I. Meier
                                                ------------------------------
                                            Name:  Bradley I. Meier
                                            Title:    Chief Executive Officer


Date:   January 10, 2007